SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 19, 2003

FIRST CONSULTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

Appointment of Guy L. Scalzi as SVP and GM of Outsourcing Services Group

Effective February 19, 2003, Guy L. Scalzi was named Senior Vice President and General Manager of our Outsourcing Services group.  The Outsourcing Services group is comprised of FCG Management Services and FCG Infrastructure Services.  Mr. Scalzi will now be responsible for all aspects of those operations.  Steven Heck, our President, had been previously serving in that General Manager role and will now focus on large, firm-wide, multi-discipline sales transactions and client relationships.  A press release that includes an announcement of Mr. Scalzi’s promotion is included with this report in Exhibit 99.1.

Appointment of Michael P. Downey to Board of Directors and Audit Committee Chair

Effective February 24, 2003, Michael P. Downey was appointed as a member of FCG’s board of directors and as the Chairman of the Audit Committee of the Board.  Mr. Downey fills the vacancy on the Board created by Scott S. Parker’s resignation in July 2002.  In addition, Mr. Downey fills the vacancy created by Steven Lazarus’ resignation from the Audit Committee of the Board in December 2002.  As previously disclosed, Mr. Parker resigned from the Board to pursue other activities and Mr. Lazarus resigned from the Audit Committee due to family health reasons.  Mr. Lazarus remains a member of the FCG Board.  Mr. Downey has been appointed a Class III director and will serve until the 2004 Annual Meeting of Stockholders and until his successor, if any, has been elected and qualified.  The FCG Board has determined that Mr. Downey is an “audit committee financial expert”, and he is “independent”, as those terms are defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  A press release that includes an announcement of Mr. Downey’s appointment and a description of his qualifications is included with this report in Exhibit 99.1.

Adoption by Fatima Reep of a Rule 10b5-1 Sales Plan

Effective February 19, 2003, Fatima J. Reep, an FCG director, established a Rule 10b5-1 trading plan, which will allow Morgan Stanley DW Inc., as her agent, to execute stock sales on her behalf on a non-discretionary basis.  Rule 10b5-1 of the Exchange Act, allows company insiders to set up transactions in company shares under a pre-existing plan so information acquired later is not a factor in the insider’s decision to trade.  Such plans allow for an insider to have transactions executed even when a company’s insider trading window is closed for corporate insiders.  Under the plan established by Ms. Reep, the entity in which she holds her shares may sell up to 100,000 shares during the next year.  The plan establishes a price threshold in which Morgan Stanley DW will not sell any shares below $7 per share.  In addition to any shares sold under the plan, Ms. Reep can still execute discretionary transactions during open window periods under FCG’s insider trading policy.

Item 7.    Financial Statements and Exhibits

(c)           Attached as Exhibit 99.1 to this report is FCG’s press release announcing Mr. Scalzi’s appointment as Senior Vice President and General Manager of our Outsourcing Services group and Mr. Downey’s appointment to FCG’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: February 26, 2003	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
VP, General Counsel and Secretary